Exhibit 23.2



          CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of School Specialty, Inc. (the "Company") of our report dated May 28, 1999 relating to the financial statements and financial statement schedule appearing in the Company's Annual Report on Form 10-K for the year ended
April 24, 1999. We also consent to the reference to us under the heading "Experts" in such Registration
Statement.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
November 5, 1999.